UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 6, 2012

PVH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-07572	13-1166910
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 Madison Avenue, New York, New York		10016
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (212)-381-3500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
     (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On December 6, 2012, PVH Corp., a Delaware corporation (the “Company”), entered into an Underwriting Agreement with Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and RBC Capital Markets, LLC, who are acting as representatives of the underwriters named in the Underwriting Agreement, in connection with the public offering of $700.0 million of 4.500% Senior Notes due 2022. The notes to be sold pursuant to the Underwriting Agreement have been registered pursuant to a Registration Statement on Form S-3 (Registration No. 333-166190) filed and effective on April 20, 2010.  The Registration Statement includes a Prospectus dated April 20, 2010, which is supplemented by a Prospectus Supplement filed pursuant to Securities Act Rule 424(b)(5) on December 6, 2012.  A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Report.

Item 9.01                      Financial Statements And Exhibits.

(d)                      Exhibits.

Exhibit No.	Description

1.1
Underwriting Agreement, dated December 6, 2012, between the Company and Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and RBC Capital Markets, LLC, as Representatives of the Underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PVH CORP.

By:	/s/ Mark D. Fischer
Mark D. Fischer Senior Vice President

Date: December 6, 2012

EXHIBIT INDEX

Exhibit No.                      Description

1.1
Underwriting Agreement, dated December 6, 2012, between the Company and Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and RBC Capital Markets, LLC, as Representatives of the Underwriters named therein.